Exhibit 99.1

FOR IMMEDIATE RELEASE
Group 1 Automotive Reports Third Quarter 2025 Financial Results
•Current quarter diluted earnings per common share from continuing operations of $1.02 and current quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) of $10.45
•Record quarterly revenues of $5.8 billion, a 10.8% increase over the comparable prior-year quarter, driven by record quarterly used vehicle retail revenues of $1.9 billion
•Parts and service revenues and gross profit, both quarterly records, increased 11.2% and 11.1%, respectively, over the comparable prior-year quarter
HOUSTON, TX, October 28, 2025 — Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), a Fortune 250 automotive retailer with 259 dealerships located in the U.S. and U.K., today reported financial results for the third quarter of 2025 (“current quarter”).
“Our U.S. business once again delivered outstanding results across every major business line, underscoring the exceptional execution of our teams and the strength of our diversified business model,” said Daryl Kenningham, Group 1’s President and Chief Executive Officer. “Used vehicles, aftersales and F&I each achieved record performance, with aftersales supported by continued momentum in customer pay and warranty work. New and used vehicle sales grew year over year, reflecting healthy consumer demand. We also added to our premium brand portfolio with the acquisition of a Mercedes-Benz dealership in Georgia, reinforcing our strategy of disciplined growth in key cluster markets.”
“The U.K. market remains challenging, with softer industry volumes and continued BEV-related margin pressure. We are taking steps to strengthen our U.K. portfolio, and we continue restructuring efforts to make the business more efficient. With our portfolio optimization efforts, including leveraging Aftersales and F&I as growth levers, we will be positioned to emerge stronger as the market stabilizes.”
Reconciliations for financial results, non-GAAP metrics and diluted earnings per common share between continuing and discontinued operations are included in the accompanying financial tables.
Current Quarter Results Overview
•Total revenues for the current quarter were $5.8 billion, a 10.8% increase compared to $5.2 billion for the third quarter of 2024 (“prior-year quarter”).
•Net income from continuing operations for the current quarter was $13.1 million, compared to $117.1 million for the prior-year quarter.
•Current quarter adjusted net income from continuing operations (a non-GAAP measure) was $135.1 million, a 1.2% increase compared to $133.5 million for the prior-year quarter.
•Current quarter diluted earnings per common share from continuing operations was $1.02, compared to $8.68 for the prior-year quarter.
•Net income from continuing operations for the current quarter included $123.9 million of goodwill, franchise rights, and fixed assets non-cash impairment charges attributable to the U.K. reporting unit.
•Current quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) was $10.45, a 5.6% increase compared to $9.90 for the prior-year quarter.

Third Quarter 2025 Key Performance Metrics (year-over-year comparable period basis)	Consolidated		Same Store (a non-GAAP measure)
Reported:	3Q25	Change	3Q25	Change
Total revenues	$5.8B	+10.8%	$5.4B	+6.3%
Total gross profit (“GP”)	$919.7M	+7.9%	$866.2M	+4.2%
NV units sold	57,269	+6.5%	53,683	+2.8%
NV GP per retail unit (“PRU”)	$3,250	(4.6)%	$3,226	(6.1)%
Used vehicle (“UV”) retail units sold	59,574	+6.6%	55,153	+2.9%
UV retail GP PRU	$1,433	(9.0)%	$1,441	(8.5)%
Parts & service (“P&S”) GP	$407.6M	+11.1%	$381.8M	+6.9%
P&S Gross Margin (“GM”)	55.5%	(0.1)%	55.3%	(0.2)%
Finance and Insurance (“F&I”) revenues	$240.9M	+12.5%	$231.1M	+10.3%
F&I GP PRU	$2,061	+5.6%	$2,123	+7.3%
Selling, General and Administrative (“SG&A”) expenses as a % of GP	71.2%	+183 bps	70.4%	+142 bps
Adjusted SG&A expenses (a non-GAAP measure) as a % of GP	70.1%	+259 bps	69.2%	+216 bps
U.K. Update
The U.K. economy continues to face challenges, including persistent inflation, elevated interest rates, rising energy costs and a slowdown in consumer spending. These factors have contributed to margin compression and increased operating expenses within the automotive retail industry.
In addition, as part of our ongoing portfolio optimization, we informed our OEM partner, JLR, of our intention to sell or relinquish our U.K. JLR franchise operations. We continue to work with other OEM partners to evaluate our portfolio, which we expect will result in the sale or closure of additional points.
We completed a quantitative assessment of our U.K. reporting unit, which indicated that goodwill, intangible franchise rights, and fixed assets may be impaired as of August 31, 2025. Consequently, the Company recorded goodwill, franchise rights and fixed asset impairment charges of $123.9 million related to the U.K. for the current quarter.
The Company also recognized $1.6 million in restructuring charges in the U.K. in the current quarter, consisting of additional workforce realignment and strategic closing of certain facilities. Year to date, the Company has recognized $20.3 million in U.K. restructuring charges. The Company anticipates implementing further restructuring plans in future periods to reduce costs.
Corporate Development
During the current quarter, the Company acquired one dealership located in the U.S. The acquisition is expected to generate approximately $210 million in annual revenues. Year to date, the Company has acquired and successfully integrated dealership operations with total expected annual revenues of approximately $640 million. The Company remains focused on quickly and efficiently integrating acquisitions into existing operations to create value for shareholders.
Year to date, the Company’s annualized revenues associated with dealership dispositions and franchise terminations totaled approximately $470 million.

Share Repurchases
During the current quarter, the Company repurchased 185,788 shares, at an average price per common share of $443.81, for a total of $82.5 million, excluding excise taxes of $0.8 million.
During the nine months ended September 30, 2025, the Company repurchased 587,437 shares, representing approximately 4.4% of the Company’s outstanding common shares at January 1 of the current year, at an average price per common share of $425.22, for a total of $249.8 million, excluding excise taxes of $1.9 million.
As of September 30, 2025, the Company had an aggregate 12.8 million outstanding common shares and unvested restricted stock awards. As of September 30, 2025, the Company had $226.3 million remaining in its Board authorized common share repurchase program.
Future repurchases may be made from time to time, based on market conditions, legal requirements and other corporate considerations in the open market, pursuant to Rule 10b5-1 trading plans or in privately negotiated transactions, and subject to Board approval and covenant restrictions.
Third Quarter 2025 Earnings Conference Call Details
Group 1’s senior management will host a conference call today at 9:00 a.m. ET to discuss the third quarter 2025 financial results. The conference call will be simulcast live on the Internet at http://www.group1corp.com/events. A webcast replay will be available for 30 days. A copy of the Company’s presentation will also be made available at http://www.group1corp.com/company-presentations.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:
Domestic: 1-888-317-6003
International: 1-412-317-6061
Passcode:     9338636
A telephonic replay will be available following the call through November 4, 2025, by dialing:
Domestic: 1-877-344-7529
International: 1-412-317-0088
Replay Code:    7892681
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 259 automotive dealerships, 324 franchises, and 35 collision centers in the United States and the United Kingdom that offer 36 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, and www.facebook.com/group1auto.

FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our strategic investments, goals, plans, projections and guidance regarding our financial position, results of operations and business strategy, including the annualized revenues of recently completed acquisitions or dispositions and other benefits of such currently anticipated or recently completed acquisitions or dispositions. These forward-looking statements often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," "foresee," "may" or "will" and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the impacts of sustained levels of inflation, (c) developments in U.S. and global trade policy, including the impact of a prolonged U.S. government shutdown and the imposition by the U.S. of significant tariffs on the import of automobiles and certain materials used in our parts and services business and the resulting consequences (including, but not limited to, retaliatory tariffs by non-U.S. nations, supply chain disruptions, vehicle and part cost increases and demand decreases, and potential recessions in the U.S. and U.K.), (d) the level of manufacturer incentives, (e) our ability to comply with extensive laws, regulations and policies applicable to our operations, including BEV mandates in the U.K., and their impact on new vehicle demand, (f) our ability to obtain an inventory of desirable new and used vehicles (including as a result of changes in the international trade environment), (g) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (h) our cost of financing and the availability of credit for consumers, (i) our ability to complete acquisitions and dispositions, on a timely basis, if at all and the risks associated therewith, (j) our ability to successfully integrate recent and future acquisitions and realize the expected benefits from consummated acquisitions, (k) foreign exchange controls and currency fluctuations, (l) the armed conflicts in Ukraine and the Middle East, (m) our ability to maintain sufficient liquidity to operate, and (n) a material failure in or breach of our vendors’ information technology systems and other cybersecurity incidents. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES, SAME STORE DATA, AND OTHER DATA
In addition to evaluating the financial condition and results of our operations in accordance with U.S. GAAP, from time to time our management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering alternative financial measures not prepared in accordance with U.S. GAAP. In our evaluation of results from time to time, we exclude items that do not arise directly from core operations, such as non-cash asset impairment charges, out-of-period adjustments, legal matters, gains and losses on dealership franchise or real estate transactions, and catastrophic events, such as hailstorms, hurricanes and snow storms, and employment compensation costs associated with the cybersecurity incident experienced by third-party software provider, CDK Global LLC in June 2024. Because these non-core charges and gains materially affect the Company's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. This includes evaluating measures such as adjusted selling, general and administrative expenses, adjusted net income, adjusted diluted earnings per share, and constant currency. These adjusted measures are not measures of financial performance under U.S. GAAP, but are instead considered non-GAAP financial performance measures. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to similarly titled measures used by, other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable U.S. GAAP measures.
In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Our management also uses these adjusted measures in conjunction with U.S. GAAP financial measures to assess our business, including communication with our Board of Directors, investors, and industry analysts concerning financial performance. We disclose these non-GAAP measures, and the related reconciliations, because we believe investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance. The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures.
In addition, we evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our underlying business and results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period reported results for entities reporting in currencies other than U.S. dollars using comparative period exchange rates rather than the actual exchange rates in effect during the respective periods. The constant currency performance measures should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP. The Same Store amounts presented include the results of dealerships for the identical months in each period presented in comparison, commencing with the first full month in which the dealership was owned by us and, in the case of dispositions, ending with the last full month it was owned by us. Same Store results also include the activities of our corporate headquarters.
Certain amounts in the financial statements may not compute due to rounding. All computations have been calculated using unrounded amounts for all periods presented.

Investor contacts:
Terry Bratton
Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Financial Services and Manufacturer Relations
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com
Kimberly Barta
Head of Marketing and Communications
Group 1 Automotive, Inc.
kbarta@group1auto.com
or
Jude Gorman / Clayton Erwin
Collected Strategies
Group1-CS@collectedstrategies.com

Group 1 Automotive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,
	2025	2024	Increase/(Decrease)	% Change
REVENUES:
New vehicle retail sales	$2,807.4	$2,567.6	$239.8	9.3%
Used vehicle retail sales	1,852.1	1,656.5	195.6	11.8%
Used vehicle wholesale sales	148.4	123.2	25.2	20.5%
Parts and service sales	733.9	660.0	73.9	11.2%
Finance, insurance and other, net	240.9	214.1	26.8	12.5%
Total revenues	5,782.7	5,221.4	561.3	10.8%
COST OF SALES:
New vehicle retail sales	2,621.3	2,384.4	236.9	9.9%
Used vehicle retail sales	1,766.8	1,568.5	198.2	12.6%
Used vehicle wholesale sales	148.7	122.8	25.9	21.1%
Parts and service sales	326.3	293.1	33.2	11.3%
Total cost of sales	4,863.0	4,368.7	494.3	11.3%
GROSS PROFIT	919.7	852.7	67.0	7.9%
Selling, general and administrative expenses	654.9	591.6	63.3	10.7%
Depreciation and amortization expense	31.6	29.5	2.1	7.0%
Asset impairments	123.9	—	123.9	100.0%
Restructuring charges	1.6	—	1.6	100.0%
INCOME FROM OPERATIONS	107.8	231.6	(123.8)	(53.4)%
Floorplan interest expense	23.7	31.1	(7.5)	(24.0)%
Other interest expense, net	48.0	39.8	8.2	20.6%
Other expense	—	1.1	(1.1)	(100.0)%
INCOME BEFORE INCOME TAXES	36.2	159.6	(123.4)	(77.3)%
Provision for income taxes	23.0	42.5	(19.4)	(45.7)%
Net income from continuing operations	13.1	117.1	(104.0)	(88.8)%
Net (loss) income from discontinued operations	(0.2)	0.2	(0.4)	(203.6)%
NET INCOME	$13.0	$117.3	$(104.3)	(88.9)%
Less: Earnings allocated to participating securities	0.1	2.4	(2.2)	(94.2)%
Net income available to diluted common shares	$12.8	$114.9	$(102.1)	(88.8)%
Diluted earnings per share from continuing operations	$1.02	$8.68	$(7.66)	(88.3)%
Diluted (loss) earnings per share from discontinued operations	$(0.01)	$0.01	$(0.03)	(208.1)%
DILUTED EARNINGS PER SHARE	$1.00	$8.69	$(7.69)	(88.5)%
Weighted average dilutive common shares outstanding	12.8	13.2	(0.4)	(3.2)%
Weighted average participating securities	0.1	0.3	(0.1)	(49.6)%
Total weighted average shares	12.9	13.5	(0.6)	(4.1)%
Effective tax rate on continuing operations	63.7%	26.6%	37.1%

Group 1 Automotive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Nine Months Ended September 30,
	2025	2024	Increase/(Decrease)	% Change
REVENUES:
New vehicle retail sales	$8,222.8	$7,114.3	$1,108.5	15.6%
Used vehicle retail sales	5,455.7	4,526.5	929.3	20.5%
Used vehicle wholesale sales	463.8	333.5	130.2	39.0%
Parts and service sales	2,144.4	1,810.8	333.6	18.4%
Finance, insurance and other, net	704.8	603.1	101.7	16.9%
Total revenues	16,991.5	14,388.3	2,603.2	18.1%
COST OF SALES:
New vehicle retail sales	7,648.7	6,601.6	1,047.1	15.9%
Used vehicle retail sales	5,180.4	4,275.7	904.7	21.2%
Used vehicle wholesale sales	462.0	335.2	126.8	37.8%
Parts and service sales	953.0	814.0	139.0	17.1%
Total cost of sales	14,244.1	12,026.5	2,217.6	18.4%
GROSS PROFIT	2,747.4	2,361.8	385.6	16.3%
Selling, general and administrative expenses	1,918.2	1,564.9	353.3	22.6%
Depreciation and amortization expense	89.6	81.6	8.0	9.8%
Asset impairments	124.6	—	124.6	100.0%
Restructuring charges	20.3	—	20.3	100.0%
INCOME FROM OPERATIONS	594.7	715.4	(120.7)	(16.9)%
Floorplan interest expense	77.0	76.3	0.6	0.8%
Other interest expense, net	130.4	102.5	27.9	27.3%
Other (income) expense	(0.2)	0.7	(0.9)	(134.8)%
INCOME BEFORE INCOME TAXES	387.5	535.8	(148.3)	(27.7)%
Provision for income taxes	106.8	133.5	(26.7)	(20.0)%
Net income from continuing operations	280.7	402.4	(121.6)	(30.2)%
Net income from discontinued operations	0.9	1.0	(0.1)	(10.7)%
NET INCOME	$281.6	$403.3	$(121.7)	(30.2)%
Less: Earnings allocated to participating securities	3.2	8.6	(5.4)	(62.6)%
Net income available to diluted common shares	$278.4	$394.7	$(116.3)	(29.5)%
Diluted earnings per share from continuing operations	$21.50	$29.61	$(8.10)	(27.4)%
Diluted earnings per share from discontinued operations	$0.07	$0.07	$(0.01)	(7.1)%
DILUTED EARNINGS PER SHARE	$21.57	$29.68	$(8.11)	(27.3)%
Weighted average dilutive common shares outstanding	12.9	13.3	(0.4)	(3.0)%
Weighted average participating securities	0.1	0.3	(0.1)	(48.4)%
Total weighted average shares	13.1	13.6	(0.5)	(3.9)%
Effective tax rate on continuing operations	27.6%	24.9%	2.7%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

	September 30, 2025	December 31, 2024	Increase/(Decrease)	% Change
SELECTED BALANCE SHEET INFORMATION:
(In millions)
Cash and cash equivalents	$30.8	$34.4	$(3.6)	(10.5)%
Inventories, net	$2,732.9	$2,636.8	$96.1	3.6%
Floorplan notes payable, net (1)	$1,916.2	$2,022.1	$(105.8)	(5.2)%
Total debt	$3,465.1	$2,913.1	$552.0	18.9%
Total equity	$3,053.1	$2,974.3	$78.8	2.7%
(1) Amounts are net of offset accounts of $402.9 and $288.2, respectively.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
United States	72.6%	73.8%	71.2%	78.4%
United Kingdom	27.4%	26.2%	28.8%	21.6%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Lexus	26.8%	23.8%	25.5%	25.2%
Volkswagen/Audi/Porsche/SEAT/SKODA	14.1%	16.3%	15.2%	14.5%
BMW/MINI	12.4%	9.6%	12.1%	10.6%
Mercedes-Benz/Sprinter/smart	9.1%	8.9%	8.7%	6.9%
Honda/Acura	8.1%	9.4%	8.3%	9.4%
Chevrolet/GMC/Buick	8.2%	9.0%	8.2%	9.2%
Ford/Lincoln	7.2%	6.9%	6.9%	7.1%
Hyundai/Kia/Genesis	5.7%	5.3%	5.5%	5.6%
Jaguar/Land Rover	2.2%	2.3%	2.4%	2.1%
Subaru	1.8%	3.2%	2.3%	3.3%
Nissan	1.8%	1.9%	1.9%	2.3%
Chrysler/Dodge/Jeep/RAM/Citroën/Leapmotor	1.5%	2.0%	1.6%	2.4%
Mazda	1.1%	1.2%	1.1%	1.2%
Other	0.1%	0.1%	0.1%	0.1%
	100.0%	100.0%	100.0%	100.0%

	September 30, 2025	December 31, 2024	September 30, 2024
DAYS’ SUPPLY IN INVENTORY (1):
Consolidated
New vehicle inventory	40	44	43
Used vehicle inventory	36	39	38
U.S.
New vehicle inventory	52	43	56
Used vehicle inventory	31	29	30
U.K.
New vehicle inventory	20	45	23
Used vehicle inventory	46	67	54
(1) Days’ supply in inventory is calculated based on inventory unit levels and 30-day total unit sales volumes, both at the end of each reporting period.

Group 1 Automotive, Inc.
Reported Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended September 30,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$2,807.4	$2,567.6	$239.8	9.3%	$19.1	8.6%
Used vehicle retail sales	1,852.1	1,656.5	195.6	11.8%	20.9	10.5%
Used vehicle wholesale sales	148.4	123.2	25.2	20.5%	2.0	18.8%
Total used	2,000.5	1,779.7	220.8	12.4%	22.9	11.1%
Parts and service sales	733.9	660.0	73.9	11.2%	5.6	10.3%
F&I, net	240.9	214.1	26.8	12.5%	1.2	11.9%
Total revenues	$5,782.7	$5,221.4	$561.3	10.8%	$48.7	9.8%
Gross profit:
New vehicle retail sales	$186.1	$183.2	$2.9	1.6%	$1.4	0.8%
Used vehicle retail sales	85.4	88.0	(2.6)	(3.0)%	0.8	(4.0)%
Used vehicle wholesale sales	(0.2)	0.4	(0.6)	NM	(0.1)	(146.7)%
Total used	85.1	88.4	(3.3)	(3.7)%	0.8	(4.6)%
Parts and service sales	407.6	367.0	40.7	11.1%	3.1	10.2%
F&I, net	240.9	214.1	26.8	12.5%	1.2	11.9%
Total gross profit	$919.7	$852.7	$67.0	7.9%	$6.6	7.1%
Gross margin:
New vehicle retail sales	6.6%	7.1%	(0.5)%
Used vehicle retail sales	4.6%	5.3%	(0.7)%
Used vehicle wholesale sales	(0.2)%	0.3%	(0.5)%
Total used	4.3%	5.0%	(0.7)%
Parts and service sales	55.5%	55.6%	(0.1)%
Total gross margin	15.9%	16.3%	(0.4)%
Units sold:
Retail new vehicles sold (1)	57,269	53,775	3,494	6.5%
Retail used vehicles sold (1)	59,574	55,907	3,667	6.6%
Wholesale used vehicles sold	16,018	14,220	1,798	12.6%
Total used	75,592	70,127	5,465	7.8%
Average sales price per unit sold:
New vehicle retail (1)	$50,816	$48,390	$2,426	5.0%	$342	4.3%
Used vehicle retail (1)	$31,112	$29,630	$1,482	5.0%	$351	3.8%
Gross profit per unit sold:
New vehicle retail sales	$3,250	$3,407	$(157)	(4.6)%	$25	(5.3)%
Used vehicle retail sales	$1,433	$1,574	$(141)	(9.0)%	$14	(9.9)%
Used vehicle wholesale sales	$(15)	$28	$(44)	NM	$(4)	(141.5)%
Total used	$1,126	$1,261	$(135)	(10.7)%	$10	(11.5)%
F&I PRU	$2,061	$1,952	$109	5.6%	$11	5.1%
Other:
SG&A expenses	$654.9	$591.6	$63.3	10.7%	$5.8	9.7%
Adjusted SG&A expenses (2)	$645.0	$575.9	$69.1	12.0%	$5.8	11.0%
SG&A as % gross profit	71.2%	69.4%	1.8%
Adjusted SG&A as % gross profit (2)	70.1%	67.5%	2.6%
Operating margin %	1.9%	4.4%	(2.6)%
Adjusted operating margin % (2)	4.2%	4.8%	(0.5)%
Pretax margin %	0.6%	3.1%	(2.4)%
Adjusted pretax margin % (2)	3.0%	3.4%	(0.4)%
Floorplan expense:
Floorplan interest expense	$23.7	$31.1	$(7.5)	(24.0)%	$0.2	(24.7)%
Less: Floorplan assistance (3)	23.5	24.1	(0.6)	(2.7)%	—	(2.7)%
Net floorplan expense	$0.2	$7.0	$(6.8)		$0.2
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
(3) Floorplan assistance is included within New vehicle retail Gross profit above and New vehicle retail Cost of sales in our Condensed Consolidated Statements of Operations.
NM — Not Meaningful

Group 1 Automotive, Inc.
Reported Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Nine Months Ended September 30,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$8,222.8	$7,114.3	$1,108.5	15.6%	$46.6	14.9%
Used vehicle retail sales	5,455.7	4,526.5	929.3	20.5%	46.0	19.5%
Used vehicle wholesale sales	463.8	333.5	130.2	39.0%	5.3	37.5%
Total used	5,919.5	4,860.0	1,059.5	21.8%	51.3	20.7%
Parts and service sales	2,144.4	1,810.8	333.6	18.4%	11.8	17.8%
F&I, net	704.8	603.1	101.7	16.9%	2.7	16.4%
Total revenues	$16,991.5	$14,388.3	$2,603.2	18.1%	$112.3	17.3%
Gross profit:
New vehicle retail sales	$574.1	$512.8	$61.4	12.0%	$3.5	11.3%
Used vehicle retail sales	275.3	250.8	24.6	9.8%	1.8	9.1%
Used vehicle wholesale sales	1.8	(1.6)	3.4	NM	(0.2)	NM
Total used	277.1	249.1	28.0	11.2%	1.6	10.6%
Parts and service sales	1,191.4	996.8	194.5	19.5%	6.8	18.8%
F&I, net	704.8	603.1	101.7	16.9%	2.7	16.4%
Total gross profit	$2,747.4	$2,361.8	$385.6	16.3%	$14.6	15.7%
Gross margin:
New vehicle retail sales	7.0%	7.2%	(0.2)%
Used vehicle retail sales	5.0%	5.5%	(0.5)%
Used vehicle wholesale sales	0.4%	(0.5)%	0.9%
Total used	4.7%	5.1%	(0.4)%
Parts and service sales	55.6%	55.0%	0.5%
Total gross margin	16.2%	16.4%	(0.2)%
Units sold:
Retail new vehicles sold (1)	169,131	145,738	23,393	16.1%
Retail used vehicles sold (1)	179,432	154,350	25,082	16.3%
Wholesale used vehicles sold	49,402	37,867	11,535	30.5%
Total used	228,834	192,217	36,617	19.0%
Average sales price per unit sold:
New vehicle retail (1)	$50,415	$49,318	$1,097	2.2%	$283	1.7%
Used vehicle retail (1)	$30,425	$29,326	$1,099	3.7%	$257	2.9%
Gross profit per unit sold:
New vehicle retail sales	$3,394	$3,518	$(124)	(3.5)%	$21	(4.1)%
Used vehicle retail sales	$1,534	$1,625	$(90)	(5.5)%	$10	(6.2)%
Used vehicle wholesale sales	$36	$(43)	$79	NM	$(3)	NM
Total used	$1,211	$1,296	$(85)	(6.6)%	$7	(7.1)%
F&I PRU	$2,022	$2,010	$12	0.6%	$8	0.2%
Other:
SG&A expenses	$1,918.2	$1,564.9	$353.3	22.6%	$12.1	21.8%
Adjusted SG&A expenses (2)	$1,907.8	$1,584.2	$323.6	20.4%	$12.3	19.7%
SG&A as % gross profit	69.8%	66.3%	3.6%
Adjusted SG&A as % gross profit (2)	69.4%	67.1%	2.4%
Operating margin %	3.5%	5.0%	(1.5)%
Adjusted operating margin % (2)	4.4%	4.9%	(0.4)%
Pretax margin %	2.3%	3.7%	(1.4)%
Adjusted pretax margin % (2)	3.2%	3.6%	(0.4)%
Floorplan expense:
Floorplan interest expense	$77.0	$76.3	$0.6	0.8%	$0.4	0.3%
Less: Floorplan assistance (3)	66.5	63.4	3.1	4.8%	—	4.8%
Net floorplan expense	$10.5	$12.9	$(2.4)		$0.4
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
(3) Floorplan assistance is included within New vehicle retail Gross profit above and New vehicle retail Cost of sales in our Condensed Consolidated Statements of Operations.
NM — Not Meaningful

Group 1 Automotive, Inc.
Reported Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended September 30,
	2025	2024	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$2,187.0	$2,016.8	$170.2	8.4%
Used vehicle retail sales	1,230.4	1,158.4	72.0	6.2%
Used vehicle wholesale sales	90.9	82.9	8.1	9.7%
Total used	1,321.3	1,241.2	80.1	6.4%
Parts and service sales	567.6	528.4	39.1	7.4%
F&I, net	202.1	184.6	17.4	9.4%
Total revenues	$4,277.9	$3,971.1	$306.8	7.7%
Gross profit:
New vehicle retail sales	$138.1	$140.2	$(2.1)	(1.5)%
Used vehicle retail sales	60.6	61.2	(0.6)	(1.0)%
Used vehicle wholesale sales	1.1	1.3	(0.2)	(15.5)%
Total used	61.7	62.5	(0.8)	(1.3)%
Parts and service sales	313.1	290.8	22.3	7.7%
F&I, net	202.1	184.6	17.4	9.4%
Total gross profit	$715.0	$678.1	$36.9	5.4%
Gross margin:
New vehicle retail sales	6.3%	7.0%	(0.6)%
Used vehicle retail sales	4.9%	5.3%	(0.4)%
Used vehicle wholesale sales	1.2%	1.5%	(0.4)%
Total used	4.7%	5.0%	(0.4)%
Parts and service sales	55.2%	55.0%	0.1%
Total gross margin	16.7%	17.1%	(0.4)%
Units sold:
Retail new vehicles sold	41,582	39,700	1,882	4.7%
Retail used vehicles sold	39,636	38,775	861	2.2%
Wholesale used vehicles sold	9,984	9,577	407	4.2%
Total used	49,620	48,352	1,268	2.6%
Average sales price per unit sold:
New vehicle retail	$52,595	$50,801	$1,794	3.5%
Used vehicle retail	$31,042	$29,874	$1,168	3.9%
Gross profit per unit sold:
New vehicle retail sales	$3,322	$3,532	$(210)	(5.9)%
Used vehicle retail sales	$1,529	$1,579	$(50)	(3.1)%
Used vehicle wholesale sales	$108	$133	$(25)	(18.9)%
Total used	$1,243	$1,293	$(49)	(3.8)%
F&I PRU	$2,488	$2,353	$135	5.7%
Other:
SG&A expenses	$481.2	$445.4	$35.7	8.0%
Adjusted SG&A expenses (1)	$470.7	$436.2	$34.4	7.9%
SG&A as % gross profit	67.3%	65.7%	1.6%
Adjusted SG&A as % gross profit (1)	65.8%	64.3%	1.5%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Nine Months Ended September 30,
	2025	2024	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$6,288.7	$5,826.2	$462.5	7.9%
Used vehicle retail sales	3,577.9	3,409.7	168.2	4.9%
Used vehicle wholesale sales	269.4	241.2	28.2	11.7%
Total used	3,847.3	3,650.9	196.4	5.4%
Parts and service sales	1,654.4	1,521.0	133.4	8.8%
F&I, net	586.5	539.9	46.6	8.6%
Total revenues	$12,376.9	$11,538.0	$838.8	7.3%
Gross profit:
New vehicle retail sales	$419.2	$416.4	$2.9	0.7%
Used vehicle retail sales	195.0	193.7	1.4	0.7%
Used vehicle wholesale sales	6.2	3.9	2.2	55.8%
Total used	201.2	197.6	3.6	1.8%
Parts and service sales	911.8	831.1	80.7	9.7%
F&I, net	586.5	539.9	46.6	8.6%
Total gross profit	$2,118.7	$1,985.0	$133.7	6.7%
Gross margin:
New vehicle retail sales	6.7%	7.1%	(0.5)%
Used vehicle retail sales	5.5%	5.7%	(0.2)%
Used vehicle wholesale sales	2.3%	1.6%	0.6%
Total used	5.2%	5.4%	(0.2)%
Parts and service sales	55.1%	54.6%	0.5%
Total gross margin	17.1%	17.2%	(0.1)%
Units sold:
Retail new vehicles sold	120,484	114,314	6,170	5.4%
Retail used vehicles sold	117,914	115,271	2,643	2.3%
Wholesale used vehicles sold	29,862	27,629	2,233	8.1%
Total used	147,776	142,900	4,876	3.4%
Average sales price per unit sold:
New vehicle retail	$52,195	$50,967	$1,228	2.4%
Used vehicle retail	$30,344	$29,580	$763	2.6%
Gross profit per unit sold:
New vehicle retail sales	$3,479	$3,642	$(163)	(4.5)%
Used vehicle retail sales	$1,654	$1,680	$(26)	(1.6)%
Used vehicle wholesale sales	$206	$143	$63	44.1%
Total used	$1,361	$1,383	$(22)	(1.6)%
F&I PRU	$2,460	$2,352	$109	4.6%
Other:
SG&A expenses	$1,400.2	$1,257.9	$142.2	11.3%
Adjusted SG&A expenses (1)	$1,390.1	$1,286.2	$103.9	8.1%
SG&A as % gross profit	66.1%	63.4%	2.7%
Adjusted SG&A as % gross profit (1)	65.6%	64.8%	0.8%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended September 30,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$620.4	$550.7	$69.6	12.6%	$19.1	9.2%
Used vehicle retail sales	621.8	498.2	123.6	24.8%	20.9	20.6%
Used vehicle wholesale sales	57.5	40.3	17.2	42.6%	2.0	37.6%
Total used	679.3	538.5	140.8	26.1%	22.9	21.9%
Parts and service sales	166.3	131.6	34.8	26.4%	5.6	22.1%
F&I, net	38.8	29.4	9.4	31.8%	1.2	27.6%
Total revenues	$1,504.8	$1,250.3	$254.5	20.4%	$48.7	16.5%
Gross profit:
New vehicle retail sales	$48.0	$43.0	$5.0	11.6%	$1.4	8.3%
Used vehicle retail sales	24.8	26.8	(2.0)	(7.6)%	0.8	(10.7)%
Used vehicle wholesale sales	(1.3)	(0.9)	(0.5)	(52.0)%	(0.1)	(45.1)%
Total used	23.4	25.9	(2.5)	(9.6)%	0.8	(12.6)%
Parts and service sales	94.5	76.2	18.3	24.1%	3.1	19.9%
F&I, net	38.8	29.4	9.4	31.8%	1.2	27.6%
Total gross profit	$204.7	$174.5	$30.2	17.3%	$6.6	13.5%
Gross margin:
New vehicle retail sales	7.7%	7.8%	(0.1)%
Used vehicle retail sales	4.0%	5.4%	(1.4)%
Used vehicle wholesale sales	(2.3)%	(2.2)%	(0.1)%
Total used	3.5%	4.8%	(1.4)%
Parts and service sales	56.8%	57.9%	(1.1)%
Total gross margin	13.6%	14.0%	(0.4)%
Units sold:
Retail new vehicles sold (1)	15,687	14,075	1,612	11.5%
Retail used vehicles sold (1)	19,938	17,132	2,806	16.4%
Wholesale used vehicles sold	6,034	4,643	1,391	30.0%
Total used	25,972	21,775	4,197	19.3%
Average sales price per unit sold:
New vehicle retail (1)	$45,326	$41,188	$4,138	10.0%	$1,397	6.7%
Used vehicle retail (1)	$31,251	$29,078	$2,173	7.5%	$1,049	3.9%
Gross profit per unit sold:
New vehicle retail sales	$3,059	$3,055	$4	0.1%	$90	(2.8)%
Used vehicle retail sales	$1,242	$1,563	$(322)	(20.6)%	$42	(23.3)%
Used vehicle wholesale sales	$(219)	$(187)	$(32)	(16.9)%	$(10)	(11.7)%
Total used	$902	$1,190	$(288)	(24.2)%	$30	(26.7)%
F&I PRU	$1,089	$944	$145	15.4%	$35	11.8%
Other:
SG&A expenses	$173.7	$146.1	$27.6	18.9%	$5.8	14.9%
Adjusted SG&A expenses (2)	$174.3	$139.6	$34.7	24.8%	$5.8	20.7%
SG&A as % gross profit	84.9%	83.7%	1.1%
Adjusted SG&A as % gross profit (2)	85.2%	80.0%	5.2%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Nine Months Ended September 30,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$1,934.1	$1,288.2	$646.0	50.1%	$46.6	46.5%
Used vehicle retail sales	1,877.8	1,116.7	761.1	68.1%	46.0	64.0%
Used vehicle wholesale sales	194.4	92.3	102.0	110.5%	5.3	104.8%
Total used	2,072.2	1,209.1	863.1	71.4%	51.3	67.1%
Parts and service sales	490.0	289.8	200.2	69.1%	11.8	65.0%
F&I, net	118.3	63.2	55.1	87.2%	2.7	82.9%
Total revenues	$4,614.6	$2,850.2	$1,764.4	61.9%	$112.3	58.0%
Gross profit:
New vehicle retail sales	$154.9	$96.4	$58.5	60.7%	$3.5	57.1%
Used vehicle retail sales	80.3	57.1	23.2	40.7%	1.8	37.5%
Used vehicle wholesale sales	(4.4)	(5.6)	1.2	21.6%	(0.2)	24.3%
Total used	75.9	51.5	24.4	47.4%	1.6	44.2%
Parts and service sales	279.6	165.7	113.9	68.7%	6.8	64.6%
F&I, net	118.3	63.2	55.1	87.2%	2.7	82.9%
Total gross profit	$628.8	$376.8	$251.9	66.9%	$14.6	63.0%
Gross margin:
New vehicle retail sales	8.0%	7.5%	0.5%
Used vehicle retail sales	4.3%	5.1%	(0.8)%
Used vehicle wholesale sales	(2.3)%	(6.0)%	3.8%
Total used	3.7%	4.3%	(0.6)%
Parts and service sales	57.1%	57.2%	(0.1)%
Total gross margin	13.6%	13.2%	0.4%
Units sold:
Retail new vehicles sold (1)	48,647	31,424	17,223	54.8%
Retail used vehicles sold (1)	61,518	39,079	22,439	57.4%
Wholesale used vehicles sold	19,540	10,238	9,302	90.9%
Total used	81,058	49,317	31,741	64.4%
Average sales price per unit sold:
New vehicle retail (1)	$45,327	$43,001	$2,325	5.4%	$1,091	2.9%
Used vehicle retail (1)	$30,582	$28,577	$2,005	7.0%	$750	4.4%
Gross profit per unit sold:
New vehicle retail sales	$3,184	$3,067	$117	3.8%	$72	1.5%
Used vehicle retail sales	$1,305	$1,461	$(155)	(10.6)%	$29	(12.6)%
Used vehicle wholesale sales	$(224)	$(545)	$321	58.9%	$(8)	60.4%
Total used	$937	$1,044	$(108)	(10.3)%	$20	(12.2)%
F&I PRU	$1,074	$897	$178	19.8%	$25	17.1%
Other:
SG&A expenses	$518.1	$307.0	$211.1	68.8%	$12.1	64.8%
Adjusted SG&A expenses (2)	$517.7	$298.0	$219.7	73.7%	$12.3	69.6%
SG&A as % gross profit	82.4%	81.5%	0.9%
Adjusted SG&A as % gross profit (2)	82.3%	79.1%	3.3%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended September 30,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$2,644.7	$2,511.9	$132.8	5.3%	$16.2	4.6%
Used vehicle retail sales	1,707.6	1,604.4	103.2	6.4%	17.3	5.4%
Used vehicle wholesale sales	134.6	118.3	16.3	13.8%	1.7	12.4%
Total used	1,842.2	1,722.7	119.5	6.9%	19.0	5.8%
Parts and service sales	691.0	644.3	46.7	7.3%	4.6	6.5%
F&I, net	231.1	209.4	21.6	10.3%	1.0	9.8%
Total revenues	$5,409.0	$5,088.3	$320.6	6.3%	$40.6	5.5%
Gross profit:
New vehicle retail sales	$173.2	$179.5	$(6.3)	(3.5)%	$1.2	(4.2)%
Used vehicle retail sales	79.5	84.4	(4.9)	(5.8)%	0.7	(6.7)%
Used vehicle wholesale sales	0.7	0.5	0.1	26.4%	—	30.3%
Total used	80.2	85.0	(4.8)	(5.6)%	0.7	(6.4)%
Parts and service sales	381.8	357.1	24.7	6.9%	2.5	6.2%
F&I, net	231.1	209.4	21.6	10.3%	1.0	9.8%
Total gross profit	$866.2	$831.0	$35.2	4.2%	$5.4	3.6%
Gross margin:
New vehicle retail sales	6.5%	7.1%	(0.6)%
Used vehicle retail sales	4.7%	5.3%	(0.6)%
Used vehicle wholesale sales	0.5%	0.5%	0.1%
Total used	4.4%	4.9%	(0.6)%
Parts and service sales	55.3%	55.4%	(0.2)%
Total gross margin	16.0%	16.3%	(0.3)%
Units sold:
Retail new vehicles sold (1)	53,683	52,245	1,438	2.8%
Retail used vehicles sold (1)	55,153	53,603	1,550	2.9%
Wholesale used vehicles sold	14,722	13,492	1,230	9.1%
Total used	69,875	67,095	2,780	4.1%
Average sales price per unit sold:
New vehicle retail (1)	$50,881	$48,747	$2,134	4.4%	$307	3.7%
Used vehicle retail (1)	$30,981	$29,931	$1,050	3.5%	$314	2.5%
Gross profit per unit sold:
New vehicle retail sales	$3,226	$3,436	$(210)	(6.1)%	$22	(6.8)%
Used vehicle retail sales	$1,441	$1,575	$(134)	(8.5)%	$12	(9.3)%
Used vehicle wholesale sales	$47	$41	$6	15.8%	$(1)	19.5%
Total used	$1,147	$1,266	$(119)	(9.4)%	$10	(10.1)%
F&I PRU	$2,123	$1,979	$144	7.3%	$10	6.8%
Other:
SG&A expenses	$610.1	$573.5	$36.6	6.4%	$4.8	5.5%
Adjusted SG&A expenses (2)	$599.6	$557.3	$42.3	7.6%	$4.8	6.7%
SG&A as % gross profit	70.4%	69.0%	1.4%
Adjusted SG&A as % gross profit (2)	69.2%	67.1%	2.2%
Operating margin %	4.2%	4.5%	(0.3)%
Adjusted operating margin % (2)	4.4%	4.8%	(0.4)%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Nine Months Ended September 30,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$7,380.1	$6,974.3	$405.8	5.8%	$34.9	5.3%
Used vehicle retail sales	4,677.2	4,432.2	245.0	5.5%	33.9	4.8%
Used vehicle wholesale sales	372.4	324.7	47.7	14.7%	3.5	13.6%
Total used	5,049.6	4,756.9	292.7	6.2%	37.4	5.4%
Parts and service sales	1,914.7	1,769.9	144.8	8.2%	8.4	7.7%
F&I, net	651.8	592.6	59.2	10.0%	2.1	9.6%
Total revenues	$14,996.2	$14,093.7	$902.5	6.4%	$82.7	5.8%
Gross profit:
New vehicle retail sales	$495.6	$502.5	$(6.9)	(1.4)%	$2.6	(1.9)%
Used vehicle retail sales	241.5	244.5	(2.9)	(1.2)%	1.4	(1.8)%
Used vehicle wholesale sales	4.0	(1.6)	5.7	NM	(0.1)	NM
Total used	245.6	242.8	2.8	1.1%	1.3	0.6%
Parts and service sales	1,059.6	973.4	86.3	8.9%	4.8	8.4%
F&I, net	651.8	592.6	59.2	10.0%	2.1	9.6%
Total gross profit	$2,452.6	$2,311.3	$141.3	6.1%	$10.7	5.7%
Gross margin:
New vehicle retail sales	6.7%	7.2%	(0.5)%
Used vehicle retail sales	5.2%	5.5%	(0.4)%
Used vehicle wholesale sales	1.1%	(0.5)%	1.6%
Total used	4.9%	5.1%	(0.2)%
Parts and service sales	55.3%	55.0%	0.3%
Total gross margin	16.4%	16.4%	—%
Units sold:
Retail new vehicles sold (1)	147,646	142,278	5,368	3.8%
Retail used vehicles sold (1)	155,301	150,437	4,864	3.2%
Wholesale used vehicles sold	41,118	36,574	4,544	12.4%
Total used	196,419	187,011	9,408	5.0%
Average sales price per unit sold:
New vehicle retail (1)	$50,894	$49,536	$1,358	2.7%	$238	2.3%
Used vehicle retail (1)	$30,134	$29,462	$671	2.3%	$218	1.5%
Gross profit per unit sold:
New vehicle retail sales	$3,356	$3,532	$(175)	(5.0)%	$18	(5.5)%
Used vehicle retail sales	$1,555	$1,625	$(70)	(4.3)%	$9	(4.8)%
Used vehicle wholesale sales	$98	$(45)	$143	NM	$(3)	NM
Total used	$1,250	$1,298	$(48)	(3.7)%	$7	(4.2)%
F&I PRU	$2,152	$2,025	$127	6.3%	$7	5.9%
Other:
SG&A expenses	$1,684.9	$1,573.2	$111.7	7.1%	$8.8	6.5%
Adjusted SG&A expenses (2)	$1,666.8	$1,539.5	$127.2	8.3%	$8.9	7.7%
SG&A as % gross profit	68.7%	68.1%	0.6%
Adjusted SG&A as % gross profit (2)	68.0%	66.6%	1.3%
Operating margin %	4.6%	4.7%	(0.1)%
Adjusted operating margin % (2)	4.7%	5.0%	(0.2)%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
NM — Not Meaningful

Group 1 Automotive, Inc.
Same Store Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended September 30,
	2025	2024	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$2,119.2	$1,970.1	$149.1	7.6%
Used vehicle retail sales	1,191.4	1,130.1	61.3	5.4%
Used vehicle wholesale sales	87.5	79.7	7.8	9.8%
Total used	1,278.9	1,209.8	69.1	5.7%
Parts and service sales	555.8	517.9	37.9	7.3%
F&I, net	198.2	181.1	17.0	9.4%
Total revenues	$4,152.1	$3,879.0	$273.1	7.0%
Gross profit:
New vehicle retail sales	$132.7	$138.0	$(5.3)	(3.8)%
Used vehicle retail sales	59.3	59.7	(0.4)	(0.6)%
Used vehicle wholesale sales	1.2	1.3	(0.1)	(9.5)%
Total used	60.5	61.0	(0.5)	(0.8)%
Parts and service sales	306.4	284.1	22.3	7.9%
F&I, net	198.2	181.1	17.0	9.4%
Total gross profit	$697.7	$664.2	$33.6	5.1%
Gross margin:
New vehicle retail sales	6.3%	7.0%	(0.7)%
Used vehicle retail sales	5.0%	5.3%	(0.3)%
Used vehicle wholesale sales	1.3%	1.6%	(0.3)%
Total used	4.7%	5.0%	(0.3)%
Parts and service sales	55.1%	54.8%	0.3%
Total gross margin	16.8%	17.1%	(0.3)%
Units sold:
Retail new vehicles sold	40,535	38,491	2,044	5.3%
Retail used vehicles sold	38,552	37,613	939	2.5%
Wholesale used vehicles sold	9,707	9,162	545	5.9%
Total used	48,259	46,775	1,484	3.2%
Average sales price per unit sold:
New vehicle retail	$52,281	$51,184	$1,097	2.1%
Used vehicle retail	$30,904	$30,046	$858	2.9%
Gross profit per unit sold:
New vehicle retail sales	$3,274	$3,585	$(311)	(8.7)%
Used vehicle retail sales	$1,538	$1,587	$(48)	(3.0)%
Used vehicle wholesale sales	$119	$139	$(20)	(14.5)%
Total used	$1,253	$1,303	$(50)	(3.9)%
F&I PRU	$2,506	$2,380	$126	5.3%
Other:
SG&A expenses	$466.7	$434.8	$31.9	7.3%
Adjusted SG&A expenses (1)	$456.2	$425.0	$31.1	7.3%
SG&A as % gross profit	66.9%	65.5%	1.4%
Adjusted SG&A as % gross profit (1)	65.4%	64.0%	1.4%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Nine Months Ended September 30,
	2025	2024	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$6,113.0	$5,695.1	$417.8	7.3%
Used vehicle retail sales	3,490.1	3,339.4	150.8	4.5%
Used vehicle wholesale sales	261.5	234.0	27.5	11.7%
Total used	3,751.7	3,573.4	178.3	5.0%
Parts and service sales	1,618.5	1,491.1	127.5	8.5%
F&I, net	575.9	530.6	45.3	8.5%
Total revenues	$12,059.0	$11,290.2	$768.9	6.8%
Gross profit:
New vehicle retail sales	$403.1	$407.6	$(4.5)	(1.1)%
Used vehicle retail sales	190.8	189.4	1.4	0.7%
Used vehicle wholesale sales	6.1	3.8	2.3	61.2%
Total used	196.9	193.2	3.7	1.9%
Parts and service sales	889.9	813.4	76.4	9.4%
F&I, net	575.9	530.6	45.3	8.5%
Total gross profit	$2,065.7	$1,944.8	$120.9	6.2%
Gross margin:
New vehicle retail sales	6.6%	7.2%	(0.6)%
Used vehicle retail sales	5.5%	5.7%	(0.2)%
Used vehicle wholesale sales	2.3%	1.6%	0.7%
Total used	5.2%	5.4%	(0.2)%
Parts and service sales	55.0%	54.6%	0.4%
Total gross margin	17.1%	17.2%	(0.1)%
Units sold:
Retail new vehicles sold	117,290	111,175	6,115	5.5%
Retail used vehicles sold	115,225	112,500	2,725	2.4%
Wholesale used vehicles sold	29,083	26,649	2,434	9.1%
Total used	144,308	139,149	5,159	3.7%
Average sales price per unit sold:
New vehicle retail	$52,118	$51,227	$892	1.7%
Used vehicle retail	$30,290	$29,683	$607	2.0%
Gross profit per unit sold:
New vehicle retail sales	$3,437	$3,666	$(229)	(6.3)%
Used vehicle retail sales	$1,656	$1,684	$(28)	(1.7)%
Used vehicle wholesale sales	$210	$142	$68	47.7%
Total used	$1,364	$1,389	$(24)	(1.7)%
F&I PRU	$2,477	$2,372	$105	4.4%
Other:
SG&A expenses	$1,368.8	$1,276.3	$92.5	7.2%
Adjusted SG&A expenses (1)	$1,351.7	$1,251.7	$100.0	8.0%
SG&A as % gross profit	66.3%	65.6%	0.6%
Adjusted SG&A as % gross profit (1)	65.4%	64.4%	1.1%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended September 30,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$525.5	$541.8	$(16.3)	(3.0)%	$16.2	(6.0)%
Used vehicle retail sales	516.1	474.3	41.9	8.8%	17.3	5.2%
Used vehicle wholesale sales	47.1	38.6	8.5	22.0%	1.7	17.7%
Total used	563.3	512.9	50.4	9.8%	19.0	6.1%
Parts and service sales	135.2	126.4	8.9	7.0%	4.6	3.4%
F&I, net	32.9	28.3	4.6	16.3%	1.0	12.6%
Total revenues	$1,256.9	$1,209.3	$47.5	3.9%	$40.6	0.6%
Gross profit:
New vehicle retail sales	$40.5	$41.5	$(1.1)	(2.5)%	$1.2	(5.4)%
Used vehicle retail sales	20.2	24.7	(4.6)	(18.4)%	0.7	(21.2)%
Used vehicle wholesale sales	(0.5)	(0.7)	0.3	36.3%	—	39.3%
Total used	19.7	24.0	(4.3)	(17.9)%	0.7	(20.7)%
Parts and service sales	75.4	73.0	2.4	3.3%	2.5	(0.2)%
F&I, net	32.9	28.3	4.6	16.3%	1.0	12.6%
Total gross profit	$168.5	$166.8	$1.6	1.0%	$5.4	(2.3)%
Gross margin:
New vehicle retail sales	7.7%	7.7%	—%
Used vehicle retail sales	3.9%	5.2%	(1.3)%
Used vehicle wholesale sales	(1.0)%	(1.9)%	0.9%
Total used	3.5%	4.7%	(1.2)%
Parts and service sales	55.8%	57.8%	(2.0)%
Total gross margin	13.4%	13.8%	(0.4)%
Units sold:
Retail new vehicles sold (1)	13,148	13,754	(606)	(4.4)%
Retail used vehicles sold (1)	16,601	15,990	611	3.8%
Wholesale used vehicles sold	5,015	4,330	685	15.8%
Total used	21,616	20,320	1,296	6.4%
Average sales price per unit sold:
New vehicle retail (1)	$45,853	$41,517	$4,336	10.4%	$1,411	7.0%
Used vehicle retail (1)	$31,160	$29,660	$1,499	5.1%	$1,045	1.5%
Gross profit per unit sold:
New vehicle retail sales	$3,077	$3,019	$59	1.9%	$90	(1.0)%
Used vehicle retail sales	$1,215	$1,547	$(332)	(21.4)%	$41	(24.1)%
Used vehicle wholesale sales	$(92)	$(168)	$76	45.0%	$(4)	47.6%
Total used	$912	$1,182	$(270)	(22.8)%	$31	(25.4)%
F&I PRU	$1,106	$952	$155	16.2%	$35	12.6%
Other:
SG&A expenses	$143.4	$138.7	$4.7	3.4%	$4.8	(0.1)%
Adjusted SG&A expenses (2)	$143.4	$132.2	$11.2	8.5%	$4.8	4.8%
SG&A as % gross profit	85.1%	83.1%	2.0%
Adjusted SG&A as % gross profit (2)	85.1%	79.3%	5.9%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Nine Months Ended September 30,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$1,267.1	$1,279.2	$(12.0)	(0.9)%	$34.9	(3.7)%
Used vehicle retail sales	1,187.0	1,092.8	94.2	8.6%	33.9	5.5%
Used vehicle wholesale sales	110.9	90.7	20.2	22.3%	3.5	18.4%
Total used	1,297.9	1,183.5	114.4	9.7%	37.4	6.5%
Parts and service sales	296.1	278.8	17.3	6.2%	8.4	3.2%
F&I, net	76.0	62.1	13.9	22.4%	2.1	19.1%
Total revenues	$2,937.2	$2,803.6	$133.6	4.8%	$82.7	1.8%
Gross profit:
New vehicle retail sales	$92.5	$94.9	$(2.4)	(2.5)%	$2.6	(5.3)%
Used vehicle retail sales	50.8	55.0	(4.3)	(7.8)%	1.4	(10.3)%
Used vehicle wholesale sales	(2.1)	(5.4)	3.4	61.9%	(0.1)	64.0%
Total used	48.7	49.6	(0.9)	(1.8)%	1.3	(4.4)%
Parts and service sales	169.8	159.9	9.8	6.1%	4.8	3.1%
F&I, net	76.0	62.1	13.9	22.4%	2.1	19.1%
Total gross profit	$386.9	$366.5	$20.4	5.6%	$10.7	2.6%
Gross margin:
New vehicle retail sales	7.3%	7.4%	(0.1)%
Used vehicle retail sales	4.3%	5.0%	(0.8)%
Used vehicle wholesale sales	(1.9)%	(6.0)%	4.1%
Total used	3.8%	4.2%	(0.4)%
Parts and service sales	57.3%	57.4%	—%
Total gross margin	13.2%	13.1%	0.1%
Units sold:
Retail new vehicles sold (1)	30,356	31,103	(747)	(2.4)%
Retail used vehicles sold (1)	40,076	37,937	2,139	5.6%
Wholesale used vehicles sold	12,035	9,925	2,110	21.3%
Total used	52,111	47,862	4,249	8.9%
Average sales price per unit sold:
New vehicle retail (1)	$45,669	$43,166	$2,503	5.8%	$1,255	2.9%
Used vehicle retail (1)	$29,684	$28,807	$877	3.0%	$847	0.1%
Gross profit per unit sold:
New vehicle retail sales	$3,047	$3,051	$(4)	(0.1)%	$86	(2.9)%
Used vehicle retail sales	$1,267	$1,451	$(184)	(12.7)%	$35	(15.1)%
Used vehicle wholesale sales	$(172)	$(548)	$376	68.5%	$(9)	70.3%
Total used	$934	$1,036	$(102)	(9.8)%	$25	(12.2)%
F&I PRU	$1,078	$899	$179	19.9%	$29	16.7%
Other:
SG&A expenses	$316.1	$296.8	$19.2	6.5%	$8.8	3.5%
Adjusted SG&A expenses (2)	$315.1	$287.8	$27.3	9.5%	$8.9	6.4%
SG&A as % gross profit	81.7%	81.0%	0.7%
Adjusted SG&A as % gross profit (2)	81.4%	78.5%	2.9%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended September 30, 2025
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$654.9	$0.2	$0.6	$(0.4)	$—	$(4.3)	$(6.0)	$—	$645.0
Depreciation and amortization expense	$31.6	$—	$—	$—	$—	$—	$—	$(1.6)	$30.0
Asset impairments	$123.9	$—	$—	$—	$—	$—	$—	$(123.9)	$—
Restructuring charges	$1.6	$—	$—	$—	$(1.6)	$—	$—	$—	$—
Income (loss) from operations	$107.8	$(0.2)	$(0.6)	$0.4	$1.6	$4.3	$6.0	$125.5	$244.7

Income (loss) before income taxes	$36.2	$(0.2)	$(0.6)	$0.4	$1.6	$4.3	$6.0	$125.5	$173.1
Less: Provision (benefit) for income taxes	23.0	(0.1)	(0.2)	0.1	—	1.0	1.4	12.6	38.0
Net income (loss) from continuing operations	13.1	(0.2)	(0.5)	0.3	1.6	3.3	4.6	112.9	135.1
Less: Earnings allocated to participating securities	0.1	—	—	—	—	—	—	1.2	1.4
Net income (loss) from continuing operations available to diluted common shares	$13.0	$(0.2)	$(0.5)	$0.3	$1.5	$3.2	$4.5	$111.7	$133.7

Diluted earnings (loss) per common share from continuing operations	$1.02	$(0.01)	$(0.04)	$0.02	$0.12	$0.25	$0.35	$8.73	$10.45

Effective tax rate	63.7%								21.9%

SG&A as % gross profit (1)	71.2%								70.1%
Operating margin (2)	1.9%								4.2%
Pretax margin (3)	0.6%								3.0%

Same Store SG&A expenses	$610.1	$0.2	$—	$(0.4)	$—	$(4.3)	$(6.0)	$—	$599.6
Same Store SG&A as % gross profit (1)	70.4%								69.2%

Same Store income (loss) from operations	$226.6	$(0.2)	$—	$0.4	$—	$4.3	$6.0	$1.6	$238.7
Same Store operating margin (2)	4.2%								4.4%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net loss from discontinued operations	$(0.2)	$—	$(0.2)
Less: Loss allocated to participating securities	—	—	—
Net loss from discontinued operations available to diluted common shares	$(0.2)	$—	$(0.2)

Net income	$13.0	$122.0	$134.9
Less: Earnings allocated to participating securities	0.1	1.3	1.4
Net income available to diluted common shares	$12.8	$120.7	$133.5

Diluted loss per common share from discontinued operations	$(0.01)	$—	$(0.01)
Diluted earnings per common share from continuing operations	1.02	9.43	10.45
Diluted earnings per common share	$1.00	$9.43	$10.43
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended September 30, 2024
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Acquisition costs	Legal items and other professional fees	Accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$591.6	$(0.7)	$0.6	$(0.4)	$(14.8)	$(0.3)	$—	$575.9
Depreciation and amortization expense	$29.5	$—	$—	$—	$—	$—	$(1.3)	$28.2
Income (loss) from operations	$231.6	$0.7	$(0.6)	$0.4	$14.8	$0.3	$1.3	$248.6

Income (loss) before income taxes	$159.6	$0.7	$(0.6)	$0.4	$14.8	$0.3	$1.3	$176.6
Less: Provision (benefit) for income taxes	42.5	0.2	(0.8)	0.1	0.7	0.1	0.3	43.1
Net income from continuing operations	117.1	0.6	0.2	0.3	14.2	0.2	1.0	133.5
Less: Earnings allocated to participating securities	2.4	—	—	—	0.3	—	—	2.7
Net income from continuing operations available to diluted common shares	$114.7	$0.5	$0.2	$0.3	$13.9	$0.2	$1.0	$130.8

Diluted earnings per common share from continuing operations	$8.68	$0.04	$0.01	$0.02	$1.05	$0.02	$0.07	$9.90

Effective tax rate	26.6%							24.4%

SG&A as % gross profit (1)	69.4%							67.5%
Operating margin (2)	4.4%							4.8%
Pretax margin (3)	3.1%							3.4%

Same Store SG&A expenses	$573.5	$(0.7)	$—	$(0.4)	$(14.8)	$(0.3)	$—	$557.3
Same Store SG&A as % gross profit (1)	69.0%							67.1%

Same Store income from operations	$229.0	$0.7	$—	$0.4	$14.8	$0.3	$1.3	$246.6
Same Store operating margin (2)	4.5%							4.8%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$0.2	$—	$0.2
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$0.2	$—	$0.2

Net income	$117.3	$16.4	$133.7
Less: Earnings allocated to participating securities	2.4	0.3	2.7
Net income available to diluted common shares	$114.9	$16.1	$131.0

Diluted earnings per common share from discontinued operations	$0.01	$—	$0.01
Diluted earnings per common share from continuing operations	8.68	1.22	9.90
Diluted earnings per common share	$8.69	$1.22	$9.91
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items and accelerated depreciation expense.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items and accelerated depreciation expense.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Nine Months Ended September 30, 2025
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$1,918.2	$(1.2)	$7.8	$(1.4)	$—	$(6.1)	$(9.4)	$—	$1,907.8
Depreciation and amortization expense	$89.6	$—	$—	$—	$—	$—	$—	$(3.0)	$86.6
Asset impairments	$124.6	$—	$—	$—	$—	$—	$—	$(124.6)	$—
Restructuring charges	$20.3	$—	$—	$—	$(20.3)	$—	$—	$—	$—
Income (loss) from operations	$594.7	$1.2	$(7.8)	$1.4	$20.3	$6.1	$9.4	$127.6	$753.0

Income (loss) before income taxes	$387.5	$1.2	$(7.8)	$1.4	$20.3	$6.1	$9.4	$127.6	$545.9
Less: Provision (benefit) for income taxes	106.8	0.3	(1.3)	0.1	4.0	1.2	2.3	13.1	126.4
Net income (loss) from continuing operations	280.7	0.9	(6.4)	1.3	16.3	4.9	7.2	114.5	419.5
Less: Earnings (loss) allocated to participating securities	3.2	—	(0.1)	—	0.2	0.1	0.1	1.3	4.8
Net income (loss) from continuing operations available to diluted common shares	$277.5	$0.9	$(6.3)	$1.3	$16.1	$4.8	$7.1	$113.2	$414.7

Diluted earnings (loss) per common share from continuing operations	$21.50	$0.07	$(0.49)	$0.10	$1.25	$0.37	$0.55	$8.77	$32.13

Effective tax rate	27.6%								23.2%

SG&A as % gross profit (1)	69.8%								69.4%
Operating margin (2)	3.5%								4.4%
Pretax margin (3)	2.3%								3.2%

Same Store SG&A expenses	$1,684.9	$(1.2)	$—	$(1.4)	$—	$(6.1)	$(9.4)	$—	$1,666.8
Same Store SG&A as % gross profit (1)	68.7%								68.0%

Same Store income from operations	$688.5	$1.2	$—	$1.4	$—	$6.1	$9.4	$2.2	$708.8
Same Store operating margin (2)	4.6%								4.7%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$0.9	$—	$0.9
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$0.8	$—	$0.8

Net income	$281.6	$138.8	$420.3
Less: Earnings allocated to participating securities	3.2	1.6	4.8
Net income available to diluted common shares	$278.4	$137.2	$415.5

Diluted earnings per common share from discontinued operations	$0.07	$—	$0.07
Diluted earnings per common share from continuing operations	21.50	10.63	32.13
Diluted earnings per common share	$21.57	$10.63	$32.20
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Nine Months Ended September 30, 2024
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Acquisition costs	Legal items and other professional fees	Accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$1,564.9	$(9.8)	$52.9	$(1.0)	$(19.3)	$(3.5)	$—	$1,584.2
Depreciation and amortization expense	$81.6	$—	$—	—	$—	$—	$(5.5)	$76.1
Income (loss) from operations	$715.4	$9.8	$(52.9)	1.0	$19.3	$3.5	$5.5	$701.5

Income (loss) before income taxes	$535.8	$9.8	$(52.9)	$1.0	$19.3	$3.5	$5.5	$522.0
Less: Provision (benefit) for income taxes	133.5	2.4	(14.2)	0.2	1.3	0.9	1.3	125.3
Net income (loss) from continuing operations	402.4	7.5	(38.7)	0.7	18.0	2.7	4.2	396.7
Less: Earnings (loss) allocated to participating securities	8.6	0.2	(0.8)	—	0.4	0.1	0.1	8.5
Net income (loss) from continuing operations available to diluted common shares	$393.8	$7.3	$(37.9)	$0.7	$17.6	$2.6	$4.1	$388.2

Diluted earnings (loss) per common share from continuing operations	$29.61	$0.55	$(2.85)	$0.05	$1.33	$0.20	$0.31	$29.19

Effective tax rate	24.9%							24.0%

SG&A as % gross profit (1)	66.3%							67.1%
Operating margin (2)	5.0%							4.9%
Pretax margin (3)	3.7%							3.6%

Same Store SG&A expenses	$1,573.2	$(9.8)	$—	$(1.0)	$(19.3)	$(3.5)	$—	$1,539.5
Same Store SG&A as % gross profit (1)	68.1%							66.6%

Same Store income from operations	$659.7	$9.8	$—	$1.0	$19.3	$3.5	$5.5	$698.8
Same Store operating margin (2)	4.7%							5.0%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$1.0	$—	$1.0
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$0.9	$—	$0.9

Net income (loss)	$403.3	$(5.7)	$397.7
Less: Earnings (loss) allocated to participating securities	8.6	(0.1)	8.5
Net income (loss) available to diluted common shares	$394.7	$(5.5)	$389.2

Diluted earnings per common share from discontinued operations	$0.07	$—	$0.07
Diluted earnings (loss) per common share from continuing operations	29.61	(0.42)	29.19
Diluted earnings (loss) per common share	$29.68	$(0.42)	$29.26
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items and accelerated depreciation expense.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items and accelerated depreciation expense.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — U.S.
(Unaudited)
(In millions)

	Three Months Ended September 30, 2025
	U.S. GAAP	Catastrophic events	Severance costs	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$481.2	$0.2	$(0.4)	$(4.3)	$(6.0)	$470.7
SG&A as % gross profit (1)	67.3%					65.8%

Same Store SG&A expenses	$466.7	$0.2	$(0.4)	$(4.3)	$(6.0)	$456.2
Same Store SG&A as % gross profit (1)	66.9%					65.4%

	Three Months Ended September 30, 2024
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$445.4	$(0.7)	$0.6	$(8.7)	$(0.3)	$436.2
SG&A as % gross profit (1)	65.7%					64.3%

Same Store SG&A expenses	$434.8	$(0.7)	$—	$(8.7)	$(0.3)	$425.0
Same Store SG&A as % gross profit (1)	65.5%					64.0%

	Nine Months Ended September 30, 2025
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$1,400.2	$(1.2)	$7.1	$(1.4)	$(5.1)	$(9.4)	$1,390.1
SG&A as % gross profit (1)	66.1%						65.6%

Same Store SG&A expenses	$1,368.8	$(1.2)	$—	$(1.4)	$(5.0)	$(9.4)	$1,351.7
Same Store SG&A as % gross profit (1)	66.3%						65.4%

	Nine Months Ended September 30, 2024
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$1,257.9	$(9.8)	$52.9	$(11.3)	$(3.5)	$1,286.2
SG&A as % gross profit (1)	63.4%					64.8%

Same Store SG&A expenses	$1,276.3	$(9.8)	$—	$(11.3)	$(3.5)	$1,251.7
Same Store SG&A as % gross profit (1)	65.6%					64.4%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — U.K.
(Unaudited)
(In millions)

	Three Months Ended September 30, 2025
	U.S. GAAP	Dealership and real estate transactions	Non-GAAP Adjusted
SG&A expenses	$173.7	$0.6	$174.3
SG&A as % gross profit (1)	84.9%		85.2%

Same Store SG&A expenses	$143.4	$—	$143.4
Same Store SG&A as % gross profit (1)	85.1%		85.1%

	Three Months Ended September 30, 2024
	U.S. GAAP	Severance costs	Acquisition costs	Non-GAAP Adjusted
SG&A expenses	$146.1	$(0.4)	$(6.1)	$139.6
SG&A as % gross profit (1)	83.7%			80.0%

Same Store SG&A expenses	$138.7	$(0.4)	$(6.1)	$132.2
Same Store SG&A as % gross profit (1)	83.1%			79.3%

	Nine Months Ended September 30, 2025
	U.S. GAAP	Dealership and real estate transactions	Acquisition costs	Non-GAAP Adjusted
SG&A expenses	$518.1	$0.6	$(1.0)	$517.7
SG&A as % gross profit (1)	82.4%			82.3%

Same Store SG&A expenses	$316.1	$—	$(1.0)	$315.1
Same Store SG&A as % gross profit (1)	81.7%			81.4%

	Nine Months Ended September 30, 2024
	U.S. GAAP	Severance costs	Acquisition costs	Non-GAAP Adjusted
SG&A expenses	$307.0	$(1.0)	$(8.0)	$298.0
SG&A as % gross profit (1)	81.5%			79.1%

Same Store SG&A expenses	$296.8	$(1.0)	$(8.0)	$287.8
Same Store SG&A as % gross profit (1)	81.0%			78.5%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.